Exhibit 10.2
COMMUNITY FIRST, INC.
INCENTIVE STOCK OPTION AGREEMENT
To:
     We are pleased to notify you that you have been granted an option (“Option”) to purchase ___ shares of the common stock no par value (“Common Stock”) of Community First, Inc. (the “Company”) at a price of $           per share, the Fair Market Value of the Common Stock, under the Company’s 2005 Stock Incentive Plan (the “Plan”) by the Board of Directors (the “Board of Directors” or “Board”) of the Company or a Committee of the Board (the “Committee”) administering the Plan, as the case may be. This Option may thereafter be exercised only upon the terms and conditions set forth below.
     1. Purpose of Plan
     The purpose of the Plan under which this Option has been granted is to enable the Company to attract, retain and reward key employees of and consultants to the Company and its direct and indirect subsidiaries (each a “Subsidiary”, and, collectively, “Subsidiaries”) and directors who are not also employees of the Company, and to strengthen the mutuality of interests between such key employees, consultants, and directors by awarding such key employees, consultants, and directors (collectively “Participants”) performance-based stock incentive and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.
     2. Plan Controls
     This Option is granted pursuant to the terms of the Plan and is subject to all of the terms and conditions of the Plan, which is incorporated herein by reference. The Compensation Committee has authority to interpret this Option and its interpretation shall be binding. If any of the provisions of this Option conflict with or are inconsistent with the provisions of the Plan, the provisions of the Plan shall be controlling.
     3. Acceptance of Option Agreement
     Your execution of this option agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the Option. Your obligation to purchase shares can arise only upon your exercise of the Option in the manner set forth in Section 5 hereof.
     4. When Option May Be Exercised
     This option may be exercised in cumulative annual installments of ___% of the total number of shares purchasable by you hereunder, the first such installment being exercisable on ___, ___ (or one year from the date of the grant) and subsequent additional installments of ___% of such shares being exercisable on each anniversary of the ___ succeeding years thereafter. This Option expires 10 years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in Sections 6, 7, and 8 hereof.

     5. How Option May Be Exercised.
     This Option is exercisable by giving written notice to the Company at its executive offices, signifying your election to exercise the Option. The notice must state the number of shares of Common Stock as to which the Option is being exercised, must contain a statement by you (in a form acceptable to the Company) that such shares are being acquired by you for investment and not with a view to their distribution or resale (unless a registration statement covering the shares purchasable been declared effective by the Securities and Exchange Commission). The option price upon exercise of the Option, together with any amounts required to be withheld for income tax reporting, shall be payable to the Company in full, in the Company’s discretion, either: (a) in cash or its equivalent (such equivalence being at the sole discretion of the Committee); (b) by tendering previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the total option price (provided that such shares shall have been held for at least six months); or (c) by withholding from you sufficient shares, subject to this award, having an aggregate Fair Market Value at the time of exercise equal to the total option price; or (d) by any combination of (a), (b) or (c). No shares shall be issued until full payment therefor has been made and your income tax withholding obligations, if any, have been satisfied.
     If notice of the exercise of this Option is given by a person or persons other than you, the Company will require the submission to the Company of appropriate proof of the right of such person or persons to exercise this Option.
     Certificates for shares of the Common Stock so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this Option, shall have none of the rights of a shareholder with respect to shares subject to this Option.
     6. Termination of Employment
     If your employment with the Company (or a Subsidiary) is terminated for any reason other than as a result of your death, Disability or Normal or Early Retirement, you may exercise that portion of this Option which was exercisable by you at the date of termination at any time within ninety (90) days of the date of such termination; provided, however, such exercise occurs within 10 years of the date this Option was granted to you, and further provided that in the event such termination was for “Cause” (as defined in the Plan), this Option shall immediately lapse and expire.
     7. Disability or Retirement
     If your employment with the Company (or a Subsidiary) is terminated by reason of your Disability, you may exercise that portion of this Option which was exercisable by you at the date of such termination at any time within 12 months of the date of such termination; provided, however, that such exercise occurs within 10 years of the date this Option was granted to you. If your employment with the Company (or a Subsidiary) is terminated by reason of Normal or Early Retirement, you may exercise that portion of this Option which was exercisable by you at the date of such termination at any time within ninety (90) days of the date of such termination; provided, however, that such exercise occurs within 10 years of the date this Option was granted to you.
     8. Death
     If you die while employed by the Company (or a Subsidiary), or within the applicable time periods set forth in Section 7 above for termination of your employment due to Disability or Normal or Early Retirement, that portion of this Option which was exercisable by you at the date of your death, Disability or Retirement may be exercised by the legal representative of your estate or the legatee or legatees under your will within 12 months from the date of your death, but in no event after 10 years from the date this Option was granted to you.
     9. Non-Transferability of Option
     This Option shall not be assignable or transferable without the prior written consent of the Committee except by will or the laws of descent and distribution.
     10. Incentive Stock Option
     This Option is intended to be an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, in the event that the number of shares subject to this Option exceeds any maximum established under the Code for incentive stock options that may be granted to you, this Option shall be considered a non-qualified stock option for purposes of the Code to the extent of such excess.
     11. Adjustments
     The number of shares of Common Stock subject to this Option and the price per share of such shares may be adjusted by the Board of Directors from time to time pursuant to the Plan.
     12. Modification
     This Option may be amended by the Committee, or the Board, as the case may be (subject to certain limitations as set forth in the Plan), prospectively or retroactively and in whole or in part, except that no such action may impair your rights with respect to this Option without your consent.
     13. Meaning of Capitalized Terms
     Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Plan.

     14. When Option Becomes Effective
     This Option shall not become effective unless a copy of this option agreement has been signed by you and returned to the Company at the following Address:
Community First, Inc.
501 South James Campbell Blvd.
Columbia TN 38401
Attn: Diane Scroggins

Sincerely yours, COMMUNITY FIRST, INC.
By:
Name:
Title:

Agreed to and accepted this
___day of___, ___
____________
Name: ____________

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